Exhibit 99.1

FOR RELEASE AT 9:00 AM CDT

Contact: Dennis Bowe
Vice President and
Chief Financial Officer
414-247-3399
www.strattec.com

STRATTEC SECURITY CORPORATION
Vehicle Access Systems Technology LLC (VAST) and STRATTEC Power Access LLC (SPA)
Equity Restructuring Agreement

Milwaukee, Wisconsin – June 30th, 2023 -- STRATTEC SECURITY CORPORATION (“STRATTEC” or the “Company”) (NASDAQ:STRT) today announced that it has entered into and subsequently completed the transactions contemplated by an Equity Restructuring Agreement (Restructuring Agreement) between the Company and WITTE Automotive GmbH (WITTE) related to both the Company's Vehicle Access Systems Technologies LLC (VAST LLC) joint venture and its STRATTEC Power Access LLC (SPA) joint venture.  STRATTEC and WITTE closed on the transactions in the Restructuring Agreement effective as of June 30, 2023.  Prior to the closing of the Restructuring Agreement, STRATTEC was a one-third owner of the VAST LLC joint venture with WITTE and ADAC Plastics, Inc.  Under the terms of the Restructuring Agreement, STRATTEC agreed to sell to WITTE its one-third interest in VAST LLC for a net purchase price of $18,500,000 (subject to adjustments for any required tax obligations, transaction expenses and fees incurred by the Company under the Restructuring Agreement) plus STRATTEC received ownership of:  (1) WITTE's 20% minority interest in STRATTEC Power Access LLC (SPA), a Delaware limited liability company formed in the Company’s 2009 fiscal year to supply the North American portion of the Power Sliding Doors, Liftgates, Tailgates, Deck Lids and other Access Control System products which were acquired from Delphi Corporation in 2009; and (2) the net assets of VAST LLC's Korea branch office, which business will be operated by a newly registered Korea branch of the Company, following the closing of the Restructuring Agreement.

Frank Krejci, President and CEO commented: “After over 2 decades of a business Alliance and JV partnership with WITTE, we jointly came to the conclusion that the changing technology in the auto industry, changes in our respective product lines and shifts in global commerce necessitated a rethink of our business relationship.  The primary result of this rethinking is the sale of our equity stake in VAST LLC and securing 100% ownership of SPA.

While the equity ownerships will change, we expect to continue to leverage the VAST brand and to collaborate on product development and manufacturing capabilities in winning new business and serving global customers. This Equity Restructuring Agreement will position STRATTEC to redeploy assets, both financial and technical, to create greater focus on STRATTEC-specific strategic growth opportunities in North America and around the world.  We believe this transaction is a very positive step to allow us to be more focused and competitive in this exciting and once-in-a-lifetime restructuring of a major industry where we are well-positioned to take advantage of new opportunities.  This includes more of our product applications on Electric Vehicles, growing consumer demand for Power Access products, expansion of electronics capabilities and other new automotive products. It will also give us greater resources to further explore diversification of markets, complimentary technology and regions outside of North America.”

STRATTEC designs, develops, manufactures and markets automotive Access Control Products, including mechanical locks and keys, electronically enhanced locks and keys, steering column and instrument panel ignition lock housings, latches, power sliding side door systems, power liftgate systems, power tailgate systems, power deck lid systems, door handles and related products.

Certain statements contained in this release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words or phrases such as “anticipate,” “believe,” “could,” “expect,” “intend,” “may,” “planned,” “potential,” “should,” “will,” and “would.”   Such forward-looking statements in this release are inherently subject to many uncertainties in the Company’s operations and business environment.  These uncertainties include general economic conditions, in particular, relating to the automotive industry, consumer demand for the Company’s and its customers’ products, competitive and technological developments, customer purchasing actions, changes in warranty provisions and customers’ product recall policies, work stoppages at the Company or at the location of its key customers as a result of labor disputes, foreign currency fluctuations, uncertainties stemming from U.S. trade policies, tariffs and reaction to same from foreign countries, the volume and scope of product returns or customer cost reimbursement actions, adverse business and operational issues resulting from semiconductor chip supply shortages and the coronavirus (COVID-19) pandemic and costs of operations (including fluctuations in the cost, and factors impacting the availability, of necessary raw materials).  Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.  The forward-looking statements made herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances occurring after the date of this release.  In addition, such uncertainties and other operational matters are discussed further in the Company’s quarterly and annual filings with the Securities and Exchange Commission.